                                  Exhibit 9


                 FORM OF APPLICATION FOR EMPLOYEE INSURANCE GI
                            (GROUP CONTRACT 10915)

APPLICATION FOR                 [PARAGON LOGO]              EMPLOYEE APPLICATION
GROUP INSURANCE
WITH:

                                    ELIGIBILITY FOR INSURANCE COVERAGE UNDER THE
                                    APPLICATION IS LIMITED TO EMPLOYEES ACTIVELY
                                    AT WORK FOR WAGES. AT LEAST THIRTY 30 HOURS
                                    PER WEEK ON THE DATE OF THIS APPLICATION.
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Are you now actively working for wages at least thirty (30) hours per week for
the Employer shown below?  /_/ Yes    /_/ No      Date Employed ___/___/___
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A.  Have you missed ten or more consecutive days of work or a total of thirty or more days in the last year due to accident, illness, injury, or hospital confinement? (Work is defined as performing all of the duties of your occupation or profession.) /_/ Yes /_/ No

B.  Is any proposed insured child hospitalized in the date of this application?
    /_/ Yes   /_/ No
  If "Yes" OR if applying after your first enrollment period, complete HEALTH QUESTIONS.
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Employee Name_________________________________ Social Security No:___-__-____
               Last    First    MI    Maiden
Mailing Address_______________________________ Date of Birth __/__/__  /_/ Male

                                               Daytime
         _____________________________________ Phone (___)________   /_/ Female
            City       State           Zip
                                               Annual Salary _____________

Employer _____________________________________
                                               Job Location ___________________
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Insurance Applied For:              /_/    $5,000       Child Insurance Rider
                                       -----------------
                                       Coverage per child (must be less than
                                       18 years old at issue)
Voluntary Enriched Life
-------------------------
/_/ Level  /_/ Increasing                                ______________________
                                                                Frequency

_________________________
  Amount of Insurance

_________________________      _______________________    _____________________
        Premium             +    Additional Benefits   =      Total Premium
                                      Premium
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Beneficiary:______________________________  Relationship:______________________
            (Beneficiary will be Estate unless otherwise indicated)
   (Beneficiary for Child Rider will be as indicated in the rider provision)

Owner (Employee will be Owner unless otherwise indicated):_____________________
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I hereby authorize payroll deductions of any premiums to be paid for insurance purchased from Paragon Life Insurance Company. PLEASE NOTE INTERIM INSURANCE DESCRIPTION ON PAGE 2.
I have read the above questions and answers. I declare that the answers are complete and true to the best of my knowledge and belief. I agree that this application will be part of the policy, if one is issued.

Date at ____________ on ________________    ___________________________________
        City & State     Mo.  Day  Yr.        Signature of applicant Employee
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                            DECLINATION OF COVERAGE
I hereby certify that I have been given the opportunity to apply for the insurance and after carefully consideration have decided not to apply at this time. I also understand that a later application may require submission of evidence of insurability and that as a result coverage may be denied at that time.

_______________     _________________________________    ______________________
     Date              Employee Name (please print)      Signature of Employee
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10915
(4/92)

HEALTH QUESTIONS (Complete ONLY if (1) applying in excess of Guaranteed Issue Amount, (2) question A or B is answered "Yes", or (3) applying after your first enrollment period.)

(PLEASE GIVE DETAILS TO "YES" ANSWERS IN REMARKS SECTION)
1.   Have you ever had or been advised to have surgery, or diagnosis or treatment for diabetes, heart disease or disorder, stroke, kidneys, respiratory or nervous system disorder, cancer, high blood pressure, or
     tumor?                                                                        [_] Yes        [_] No
2.   Have you been hospitalized at any time during the last five years?            [_] Yes        [_] No
3.   Have you received treatment or joined an organization because of alcohol or
     drug use or been medically advised to do so?                                  [_] Yes        [_] No
4.   a) Have you ever had or been treated or diagnosed by a member of the medical profession for AIDS (Acquired Immune Deficiency Syndrome) or ARC
     (AIDS Related Complex)?                                                       [_] Yes        [_] No
     b) Have you tested positive for antibodies to the AIDS (Human
     Immunodeficiency Virus; HIV) virus?                                           [_] Yes        [_] No
5.   Are you disable and/or not performing all of the duties of your occupation
     or profession?                                                                [_] Yes        [_] No
6.   Employee:       Height                   Weight
                           -------------------      -----------------

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REMARKS:         (Use separate piece of paper of additional space is needed)

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Name and Question #     Date     Nature of Condition     Duration        Result
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HOME OFFICE ENDORSEMENT:
------------------------
                                              Plan # ___________________________

                                              Date of
                                              Issue_____________________________
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                         INTERIM INSURANCE DESCRIPTION
Guaranteed Issue not available for particular proposed insured if Question A or B is answered "Yes" or if applying after his/her first enrollment period. Any person who qualifies in all respects for guaranteed issue coverage shall be considered covered on an interim basis from the date of application for the amount of insurance applied for up to the applicable "GUARANTEED ISSUE AMOUNT". The Accidental Death Benefit Rider shall not, however, be in effect prior to the actual date of issue of a policy. If death is due to suicide on the basis stated in the policy, the Company's liability under this interim Insurance is limited to the return of the amount paid or withheld. Interim insurance ends on the earliest of the following dates: (a) the date insurance begins on the policy applied for; (b) the date a policy, other than applied for, is offered to the applicant; (c) the date the company notifies the applicant that the application for any proposed insured is declined; (d) 60 days from the date of application; or (e) termination of employment with the sponsoring employer.

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I have read the above questions and answers. I declare that the answers are
Complete and true to the best of my knowledge and belief. I agree that this application will be part of the policy, if one is issued.

     I authorize Paragon Life, its reinsurers, employees, insurance support organizations, and their representative to obtain information about me to evaluate this application. This information may be about (a) age; (b) medical history, condition and care; (c) physical and mental health; (d) income; (e) other personal characteristics; and (f) other insurance. It includes the use of alcohol, drugs, and tobacco.
     I authorize any physician, health care professional, hospital, clinic, medical facility, the Veterans Administration, the MIB, Inc., employer, or other insurance company to release information about me to Paragon Life or its representatives on receipt of this authorization. Paragon Life or its representatives may release this information about me to its reinsurers, MIB, Inc., or other insurance company to whom I have applied or to whom a claim has been made. No other release may be made except as allowed by law or I further authorize.
     This form is valid for 30 months from the date it is signed. A photographic copy is as valid as the original. I have a right to receive a copy of this upon request.

     Dated at                          on
             -------------------------    ----------------------------- --------
                   City and State          Month            Day           Year

                                          --------------------------------------
                                              Signature of Applicant Employee

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10915
(4/92)